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                                                                    Exhibit 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Virata Corporation of our report dated June 22, 2000 except for Note K, as to which the date is July 24, 2000 relating to the financial statements of Agranat Systems, Inc., which appears in the Current Report on Form 8-K/A of Virata Corporation dated October 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Boston Massachusetts
December 1, 2000